Exhibit 5.1


                                Opinion of Hogan & Hartson L.L.P.



                       August 19, 1997



Board of Directors
Rheometric Scientific, Inc.
One Possumtown Road
Piscataway, NJ  08854

Dear Gentlemen:

          This firm has acted as counsel to Rheometric Scientific, Inc., a New Jersey corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement"), of 250,000 shares (the "Shares") of common stock, no par value, of the Company (the "Common Stock"), issuable upon the exercise of options granted or to be granted pursuant to the Company's 1996 Stock Option Plan (the "Option Plan"). This letter is furnished to you pursuant to the requirements of
Item  601(b)(5) of Regulation S-K, 17 C.F.R.  229.601(b)(5),
in connection with such registration.

          For purposes of this opinion letter, we have examined copies of the following documents.

          1.   An executed copy of the Registration Statement.

          2. The Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of New Jersey on August 14, 1997, and as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "Bylaws").

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Rheometric Scientific, Inc.
August 19, 1997
Page 2


          4. A copy of the Option Plan as adopted by the Board of Directors of the Company and the stockholders of the Company, and as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Resolutions of the Board of Directors of the Company adopted at a meeting held on February 5, 1996 and by unanimous written consent on May 29, 1996 and August 12, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to, among other things, the approval of the Option Plan and the filing of the Registration Statement.

          6. Resolutions of the stockholders of the Company adopted at a meeting on June 20, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to, among other things, the approval of the Option Plan.

          We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company, or its subsidiaries or of any other matters. In our examination of the aforesaid certificates, records and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the authenticity and conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the authenticity and accuracy of the foregoing certifications of corporate officers, on which we are relying, and have made no independent investigations thereof.

          We have not, except as specifically identified herein, been retained or engaged to perform, nor have we performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, or corporate records to which the Company or any of its property may be a party or may be subject. This opinion letter is given in the context of the foregoing.



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Rheometric Scientific, Inc.
August 19, 1997
Page 3


          This opinion letter is based as of matters of law solely on the applicable provisions of New Jersey law, and we express no opinion as to any other laws, statutes, rules, regulations or ordinances, including without limitation any federal or state tax or securities laws or regulations. We note that our firm only requires lawyers to be qualified to practice law in the District of Columbia, Virginia, or Maryland.

          Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Option Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or the rules thereunder.

                                   Very truly yours,

                                   /s/ Hogan & Hartson L.L.P

                                   HOGAN & HARTSON L.L.P.